UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2011

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15087	22-3270799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey 07677

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

I.D. Systems, Inc. (the “Registrant”) issued a press release on March 9, 2011 (the “Press Release”) regarding financial results for the fourth quarter and fiscal year ended December 31, 2010. A copy of the Press Release was furnished as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2011 (the “Initial 8-K Filing”).

The Registrant is filing this Amendment No. 1 to the Initial 8-K Filing (this “Amendment”) solely to correct a typographical error in the Press Release, in that the caption “(Unaudited)” was inadvertently omitted from the column headings relating to the following tabular data contained in the Press Release:

•	In the “Statement of Operations Data” table, the columns for the Three Months Ended December 31, 2009 and December 31, 2010, and the Year Ended December 31, 2010;
•	In the “Balance Sheet Data” table, the column as of December 31, 2010; and
•	In the “Statement of Cash Flows Data” table, the column for the Year Ended December 31, 2010.

Except as specifically described above, there are no changes or modifications to the Press Release or the Initial 8-K Filing, including the financial information reported therein. This Amendment does not modify or update any disclosures provided in the Press Release or the Initial 8-K Filing and, accordingly, does not reflect events occurring after the dissemination of the Press Release or the filing of the Initial 8-K Filing or modify any disclosures that may be affected by subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

 By: /s/ Ned Mavrommatis

  Name: Ned Mavrommatis

  Title: Chief Financial Officer

Date: March 16, 2011